EXHIBIT 4.4

                                PLEDGE AGREEMENT

      THIS PLEDGE AGREEMENT ("PLEDGE AGREEMENT"), is dated as of January 25, 2005, by and between the persons set forth on Schedule 1 (the "SECURED PARTY" and collectively, the "SECURED PARTIES") and FLIGHTSERV, INC. (the "PLEDGOR").

                                    RECITALS

      A. Reference is made to (i) that certain Loan Agreement of even date herewith (the "LOAN AGREEMENT") to which RCG COMPANIES INCORPORATED (the "COMPANY" or the "DEBTOR") and the Secured Parties are parties, and (ii) the Transaction Agreements (as that term is defined in the Loan Agreement), including, without limitation, the Notes. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the relevant Transaction Agreements.

      B. Pursuant to the Transaction Agreements, the Debtor has certain obligations to the Secured Parties, including, but not limited to, obligations to pay principal and interest of the Notes on the Maturity Date.

      C. To secure the obligations under the Note (the "OBLIGATIONS"), the Pledgor has agreed to pledge all the shares of Common Stock of FS SunTours, Inc. ("SUNTRIPS") held by the Pledgor to the Secured Parties as security for the performance of the Obligations.

      D. The Pledgor is a wholly owned subsidiary of the Debtor and has determined that it is in the Pledgor's best interests to provide the pledge referred to herein.

      E. The Secured Parties are willing to enter into the Loan Agreement and the other Transaction Agreements upon receiving Pledgor's pledge of the Common Stock of SunTrips, as set forth in this Pledge Agreement.

      NOW, THEREFORE, in consideration of the premises, the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Grant of Security Interest.

            (a) To secure the Obligations of Debtor, the Pledgor hereby pledges to the Secured Parties (and to each of them based on the "Lender's Allocable Share" (as defined in the Loan Agreement) of such Secured Party), all of the shares of Common Stock of Suntrips (the "PLEDGED SHARES"). The Pledgor is the beneficial and record owner of all the Pledged Shares. Such Pledged Shares, together with any substitutes therefor, or proceeds thereof, are hereinafter referred to collectively as the "COLLATERAL."

            (b) Pledgor represents and warrants to the Secured Parties that the Pledged Shares are duly authorized, validly issued, fully paid and non-assessable and that it will not permit the transfer of the Pledged Shares except in accordance with this Pledge Agreement while the same is in effect.

      2. Obligations Secured. During the term hereof, the Collateral shall secure the performance by the Company of the Obligations.

      3. Perfection of Security Interests. Upon execution of this Pledge Agreement by the Debtor and the Pledgor:

            (a) The Pledgor shall deliver and transfer possession of the stock certificates identified opposite such Pledgor's name on Schedule 1 of this Agreement (the "PLEDGED CERTIFICATES"), together with stock transfer powers duly executed in blank by Pledgor ("STOCK POWERS"), to G. David Gordon & Associates, P.C. as escrow agent (the "ESCROW AGENT").

            (b) The Collateral will be held by the Secured Parties, to perfect the security interest of the Secured Parties, until the earlier of

                  (i) the termination of this Agreement, or

                  (ii) foreclosure of Secured Party's security interests as provided herein.

      4. Pledgor's Warranty. The Pledgor represents and warrants hereby to the Secured Parties as follows with respect to the Pledged Shares:

            (a) that upon transfer by Pledgor of the Pledged Certificates and Stock Powers to Secured Parties pursuant to this Agreement at such time, if any, as contemplated hereby upon the occurrence of an Event of Default, the purchaser of the Pledged Shares or the Secured Party, as contemplated herein, as the case may be, will have good title (both record and beneficial) to the relevant Pledged Shares;

            (b) that there are no restrictions upon transfer and pledge of the Pledged Shares pursuant to the provisions of this Agreement except restrictions imposed under applicable securities laws;

            (c) that the Pledged Shares are free and clear of any encumbrances of every nature whatsoever, Pledgor is the sole owner of the Pledged Shares, and such shares are duly authorized, validly issued, fully paid and non-assessable;

            (d) that Pledgor agrees not to grant or create, any security interest, claim, lien, pledge or other encumbrance with respect to Pledged Shares until the Obligations have been paid in full or this Agreement has terminated; and

            (e) that this Pledge Agreement constitutes a legal, valid and binding obligation of Pledgor enforceable in accordance with its terms (except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws, now or hereafter in effect).

      5. Collection of Dividends and Interest. During the term of this Pledge Agreement and so long as the Debtor is not default under the Obligations, Pledgor is authorized to collect all dividends, distributions, interest payments, and other amounts that may be, or may become, due on the Collateral.

      6. Voting Rights. During the term of this Pledge Agreement and until such time as this Pledge Agreement has terminated or Secured Party has exercised its rights under this Pledge Agreement to foreclose its security interest in the Collateral, Pledgor shall have the right to exercise any voting rights evidenced by, or relating to, the Collateral.

      7. Warrants and Options. In the event that, during the term of this Pledge Agreement, subscription, warrants, dividends, or any other rights or options shall be issued in connection with the Collateral, such warrants, dividends, rights and options shall be immediately delivered to the Escrow Agent to be held under the terms hereof in the same manner as the Collateral.

      8. Preservation of the Value of the Collateral and Reimbursement of Secured Party. Pledgor shall pay all taxes, charges, and assessments against the Collateral. On failure of Pledgor so to do, Secured Party may make such payments on account thereof as (in Secured Party's reasonable discretion) is deemed desirable, and Pledgor shall reimburse Secured Party promptly on demand for any and all such payments expended by Secured Party in enforcing, collecting, and exercising its remedies hereunder.

      9. Default and Remedies.

            (a) For purposes of this Agreement, "EVENT OF DEFAULT" shall mean

                  (i) the occurrence and continuance of an Event of Default under the Note and

                  (ii) a material breach by a Pledgor of any of Pledgor's material representations, warranties, covenants or agreements in this Pledge Agreement.

            (b) The Secured Parties shall notify the Company and Pledgor in writing of the occurrence of any Event of Default, which notification shall include a summary of the material facts relating to such Event of Default and shall specify the date on which such Event of Default occurred. The Company and Pledgor shall have ten (10) business days to cure any such Event of Default.

            (c) During the term of this Pledge Agreement, the Secured Party shall have the following rights after any Event of Default and for so long as the Obligations are not satisfied in full, after any applicable notice and cure periods:

                  (i) the rights and remedies provided by the Uniform Commercial Code as adopted by the State of Delaware (as said law may at any time be amended), except that the Secured Party waives any right to a deficiency pursuant to Section 9-608 thereof or otherwise;

                  (ii) the right to receive and retain all dividends, payments and other distributions of any kind upon any or all of the Pledged Shares as additional Collateral;

                  (iii) to the extent of the Lender's Allocable Share of the Secured Party, the right to cause any or all of the Pledged Shares and all additional Collateral to be transferred to its own name and have such transfer recorded in any place or places deemed appropriate by Secured Party; and

                  (iv) the right to sell, at a public or private sale, to the extent of the Lender's Allocable Share of the Secured Party, the Collateral or any part thereof for cash, upon credit or for future delivery, and at such price or prices in accordance with the Uniform Commercial Code (as such law may be amended from time to time); it being understood that one or more of the Secured Parties may, but shall not be required to, take such actions jointly. Upon any such sale, Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Secured Party shall give the Pledgor not less than ten (10) days' written notice of its intention to make any such sale, which notice shall contain a written offer to sell such shares to the Pledgor or the Company at the same price per share and upon the same terms of payment for which the intended sale is to be made, which offer shall remain open for ten (10) days from the date allowed. Any sale by Secured Party shall be held at such time or times during ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. Secured Party may adjourn or cancel any sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral upon terms calling for payments in the future, any Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall incur no liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of such failure, such Collateral may again be sold upon like notice. Secured Party, however, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interest and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction, the Pledgor having been given due notice of all such action. Secured Party shall incur no liability as a result of a sale of the Collateral or any part thereof. The balance of the sale proceeds, if any after payment of principal, interest and reasonable costs, shall be paid to the Company.

      (d) Notwithstanding anything contained herein to the contrary, Secured Party acknowledges and agrees that any obligations of the Company and the Pledgor set forth in this Agreement shall be nonrecourse as to the Company and the Pledgor and any of their respective assets or properties other than the Pledged Stock.

      10. Secured Party's Covenants. Except as permitted by Section 9(c)(iv) hereof, Secured Party covenants that it will not sell, exchange, hypothecate, pledge, convey, mortgage or abandon any Pledged Stock without the prior written consent of the Pledgor and the Company.

      10. Waiver. Each of the Debtor and the Pledgor waives any right that it may have to require Secured Party to proceed against any other person, or proceed against or exhaust any other security, or pursue any other remedy Secured Party may have.

      11. Term of Agreement. This Pledge Agreement shall continue in full force and effect until the earlier of the payment in full of the Notes. If the Notes are paid in full, the security interests in the relevant Collateral shall be deemed released, and any portion of the Collateral not transferred to or sold by any one or more Secured Parties shall be returned to the Pledgor. Upon termination of this Pledge Agreement, the relevant Collateral shall be returned within five (5) Trading Days to Debtor or to the Pledgor, as contemplated above.

      12. General Provisions:

            (a) Binding Agreement; No Assignment; No Modification of Transaction Agreements. This Pledge Agreement shall be binding upon and shall inure to the benefit of the successors, heirs and permitted assigns of the respective parties hereto. This Pledge Agreement may not be assigned without the prior written consent of the other party hereto. Except to the extent specifically provided herein, nothing in this Pledge Agreement shall limit or modify any provision of any of the Transaction Agreements.

            (b) Captions. The headings used in this Pledge Agreement are inserted for reference purposes only and shall not be deemed to define, limit, extend, describe, or affect in any way the meaning, scope or interpretation of any of the terms or provisions of this Pledge Agreement or the intent hereof.

            (c) Counterparts/Facsimile Signatures. This Pledge Agreement may be signed in any number of counterparts with the same effect as if the signatures upon any counterpart were upon the same instrument. All signed counterparts shall be deemed to be one original. A facsimile transmission of this signed Pledge Agreement shall be legal and binding on all parties hereto.

            (d) Further Assurances. The parties hereto agree that, from time to time upon the written request of any party hereto, they will execute and deliver such further documents and do such other acts and things as such party may reasonably request in order fully to effect the purposes of this Pledge Agreement.

            (e) Waiver of Breach. Any waiver by either party of any breach of any kind or character whatsoever by the other, whether such be direct or implied, shall not be construed as a continuing waiver of or consent to any subsequent breach of this Pledge Agreement.

            (f) Cumulative Remedies. The rights and remedies of the parties hereto shall be construed cumulatively, and none of such rights and remedies shall be exclusive of, or in lieu or limitation of any other right, remedy, or priority allowed by applicable law.

            (g) Amendment. This Pledge Agreement may be modified only in a written document that refers to this Pledge Agreement and is executed by Secured Party, the Pledgor and the Debtor.

            (h) Interpretation. This Pledge Agreement shall be interpreted, construed, and enforced according to the substantive laws of the State of Delaware.

            (i) Governing Law. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

            (j) Waiver of Jury Trial. The parties to this Pledge Agreement hereby waive a trial by jury in any action, proceeding or counterclaim brought by any of them against any other in respect of any matter arising out or in connection with this Pledge Agreement.

            (k) Notice. Any notice or other communication required or permitted to be given hereunder shall be effective upon receipt. Such notices may be sent
(i) in the United States mail, postage prepaid and certified, (ii) by express courier with receipt, (iii) by facsimile transmission, with a copy subsequently delivered as in (i) or (ii) above. Any such notice shall be addressed or transmitted as follows:

      If to the Pledgor, to:

      Flightserv, Inc.
      6836 Morrison Boulevard, Suite 200
      Charlotte, North Carolina 28211
      Attn: Michael D. Pruitt, President
      Telephone No.:  (704) 366-5054
      Telecopier No.:  (704) 366-5056

      If to any Secured Party, to the addresses of the relevant Secured Party, respectively, as provided by the Loan Agreement.

      Any party may change its address by notice similarly given to the other parties (except that a Secured Party need not give notice to other Secured Parties).

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

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day, month and year first above written.


SECURED PARTY (NAMED IN SCHEDULE 1):

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PLEDGOR:
FLIGHTSERV, INC.

By:
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Its:
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